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ITEM 77I/77Q1(D) - TERMS OF NEW OR AMENDED SECURITIES:

COLUMBIA FUNDS SERIES TRUST II

On November 27, 2013, Form Type 485(b), Accession No. 0001193125-13-456343, an
amendment to the registration statement of Columbia Funds Series Trust II, was filed with the SEC. This amendment registered new classes of shares of the Funds listed below, effective December 1, 2013, and describes the characteristics of the new classes of shares:

Fund                                             New Share Class
--------------------------------------           ---------------
Columbia AMT-Free Tax-Exempt Bond Fund                 R5
Columbia Minnesota Tax-Exempt Fund                     R5